NASDAQ: FBIZ Investor Presentation Third Quarter 2026

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward‐looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, the adverse effects of public health events on the global, national, and local economy, and geopolitical instability and international conflicts that may affect energy prices or otherwise result in market volatility; (ii) Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters; (iii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iv) Increases in defaults by borrowers and other delinquencies; (v) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (vi) Fluctuations in interest rates and market prices; (vii) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (viii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (ix) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (x) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans; (xi) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision; (xii) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk; and (xiii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10‐K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward‐looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward‐looking statement includes a statement of the assumptions or bases underlying such forward‐looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward‐looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward‐looking statements. Forward-Looking Statements

PAGE Investment Thesis 4 Who We Are 5 Quarterly Results 10 Why FBIZ? 14 Drivers of Growth and Profitability 21 Appendix 32

Resilient Earnings Model Through-cycle performance supported by match funding, a diversified loan portfolio, and growth in private wealth and other fee income. A Proven 10% Compounder With Multiple Sources of Durable Earnings Relationship-Funded Growth Treasury-led deposit culture supports diversified commercial growth. INVESTMENT THESIS 12% Loans 5-year CAGR Disciplined Execution Positive operating leverage and strong historical credit experience drive capital generation. 10% Core Deposits 5-year CAGR 13% TBV/Share 5-year CAGR TBV/share and ROATCE are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release for additional detail. 5-year CAGRs for loans, core deposits, and TBV/share represent 9/30/21 – 9/30/26. 5-year CAGR for YTD EPS represents growth from EPS for the first nine months of 2021 to EPS for the first nine months of 2026. 11% YTD EPS 5-year CAGR 16% ROATCE Sept ’26 YTD

First Business Bank: Who We Are

First Business Bank’s unique model and culture will foster innovative and engaged team members who develop deep client relationships and deliver exceptional results for all stakeholders. We serve business executives, entrepreneurs, and high net worth individuals through Business Banking, Private Wealth, and Bank Consulting. Our commercial banking focuses on Midwest markets, while our niche C&I businesses have a national reach. Through our headquarters in Madison, WI we offer an efficient, scalable model with one bank location in each of our markets, and exceptional digital capabilities. $639 Million MARKET CAP1 $4.4 Billion TOTAL ASSETS3 $4.2 Billion ASSETS UNDER MGMT & ADMIN3 NASDAQ: FBIZ FBIZ BUSINESS BANKING2 FBIZ PRIVATE WEALTH Madison, WI Market capitalization as of 11/3/26. 2. Consists of all on-balance sheet assets for First Business Financial Services, Inc. on a consolidated basis. 3. Data as of 09/30/2026.

Offerings Designed Exclusively For Business And Wealth Management SERVICES THAT MEET THE EVOLVING NEEDS OF OUR GROWING CLIENT BASE FOCUSED SEGMENTS, SCALABLE INFRASTRUCTURE AND DEEP CLIENT RELATIONSHIPS

Five-Year Strategic Plan DEPOSITS OPERATIONAL EXCELLENCE PROFITABILITY FUTURE-READY TALENT CULTURE Protect and strengthen our culture Grow our core deposits Achieve sustainable profitability and growth Thrive in the workplace of the future Improve efficiency and enhance client experience 01 02 03 04 05 ULTIMATE GOAL: PRODUCE TOP-TIER TOTAL SHAREHOLDER RETURN AMONG PEERS FIVE STRATEGIES SUPPORT THIS EFFORT: 2024-2028

We measure success against long-term goals: ROATCE, TBV/share, and Efficiency Ratio are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release for additional detail. Represents data from the 2025 employee engagement survey. Net promoter score assesses likelihood to recommend on an 11‐point scale, where detractors (scores 0‐6) are subtracted from promoters (scores 9‐10), while passives (scores 7‐8) are not considered. Goals & Progress STRATEGIC PLAN 2024-2028 GOALS PROGRESS 2024‐2028 2024 2025 SEPT ‘26 YTD ROATCE1 ≥15% by 2028 15.4% 15.3% 16.0% TBV/Share Growth1 ≥10% per year 15.0% 13.7% 13.4% Operating Revenue Growth ≥10% per year 6.6% 9.7% 9.8% Efficiency Ratio1 <60% by 2028 60.61% 58.78% 57.87% Core Deposits to Total Funding ≥75% 71% 75% 77% Employee Engagement & Participation2 ≥85% 86% 85% 85% Net Promoter Score3 ≥70 70 78 78

Financial Performance September 2026

Highlights

SEPTEMBER 2026 YTD

Record EPS
+20%

- Record YTD EPS of $5.24, +20% YOY
- Record YTD PTPP Earnings[1], +14% YOY

Core Deposits
+15%

- Core deposits +15% YOY
- Core deposit funding mix improved to 76.7%, from 73.1% at 9/30/25

Loans
+10%

- Loans +10% YOY
- CRE +10% YOY, C&I +10% YOY

Net Interest Margin
3.72%

- YTD NIM +4 bps over Sept '25 YTD, supported by elevated fees in lieu of interest

Operating Leverage[1]
+3%

- YTD Op. Revenue +10%, YTD Op. Expense +7%
- Operating leverage drove 164 bps improvement in YTD efficiency ratio, to 57.87%.

Private Wealth
+13%

- YTD PWM fees +13% YOY
- +11% YOY growth in AUM/AUA
- PWM fees = 48% of YTD fee income

Tangible Book Value Per Share[1]
+13% YoY

1. PTPP earnings, tangible book value per share, and operating leverage are non-GAAP measurements. Refer to the section entitled Non-GAAP Reconciliations in the Company's Q3 2026 earnings release for additional detail.

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Financial Performance

September 2026

TARGET = 10% Annual Growth

$ in millions, except per share		Q3'26	LQ*	YoY	Sept YTD'26	YTD'26 vs. YTD'25
EARNINGS	Operating revenue	$ 47.5	2%	7%	$ 138.5	10%
	Operating expense	26.2	-3%	3%	80.1	7%
	Pre-tax, pre-provision earnings	21.3	8%	13%	58.4	14%
	Provision for credit losses	1.9	-6%	35%	7.0	2%
	Income Taxes	2.9	137%	-4%	6.3	-13%
	Net Income Avail. to Common	$ 16.4	6%	15%	$ 43.7	20%
	Diluted EPS	$ 1.95	6%	15%	$ 5.24	20%
	TBV per share	$ 45.56	11%	13%		
PROFITABILITY	Net Interest Margin	3.80%	2 bps	12 bps	3.72%	4 bps
	Operating Leverage		4.3%	4.3%		3%
	Efficiency Ratio	55.12%	-245 bps	-232 bps	57.87%	-164 bps
	ROAA	1.49%	6 bps	9 bps	1.35%	12 bps
	ROATCE	17.32%	43 bps	3 bps	15.96%	73 bps
BALANCES	Assets	$ 4,444	3%	10%		
	Loans	$ 3,674	10%	10%		
	Core Deposits	$ 2,979	14%	15%		
	PWM AUM&A	$ 4,227	0%	11%		
ASSET QUALITY	NPAs	$ 40.2	23%	71%		
	NPAs/Total Assets	0.91%	5 bps	33 bps		
	NCOs/Avg Loans	0.29%	17 bps	14 bps	0.22%	-1 bps

* Represents annualized linked quarter growth rates for balance sheet items.

Note: Operating revenue, operating expenses, tangible book value per share, efficiency ratio, and ROATCE are non-GAAP measurements. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. See section titled Non-GAAP Reconciliations in the Company's most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on October 29, 2026.

13% growth

in TBVPS driven by **record PTPP** earnings and **positive operating leverage**

Record PTPP Earnings, Net Income, and Earnings Per Share

- **Double-digit growth in loans and core deposits** supports annual 10% growth goals
- **Net interest margin** continued to benefit from elevated prepayment fees
  - YTD’26 net interest margin of 3.72% improved from 3.68% for YTD’25, showing strength and stability
- **Exit from out-of-footprint SBA lending** is ahead of plan, with FTE reduction benefiting 3Q’26 compensation costs
- **Private Wealth Management** revenues grew 13% YoY and comprised 48% of YTD fee income

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Asset Quality Update STABLE OVERALL ASSET QUALITY; ISOLATED NPAS WITH STRONG COLLATERAL Stable overall asset quality, with no signs of systemic stress 3Q26 increase in NPAs reflected the addition of a multi-family loan associated with a previously disclosed southeast Wisconsin relationship, which is secured by CRE. The two largest NPA relationships were $22.7 million and $6.0 million at September 30, 2026. We expect progress toward resolution of these credits in early 2027.

Why FBIZ?

Our Historic & Ongoing Growth Supports Earnings Power Differentiated Loan Growth Capabilities History of consistent double-digit growth Growth is C&I focused and diversified Solid credit quality due to deep client relationships, strong underwriting, and niche lending expertise GROWING PROFITABILITY 12% Loans 5-year CAGR Strong & Stable Deposit Franchise Track record of double‐digit growth driven by deep client relationships Stable and strong NIM in a challenging environment Deposit‐centric culture led by treasury management sales also drives meaningful service charge income Growing Profitability Profile Significant fee revenue contribution from Private Wealth business History of double‐digit top line revenue growth History of long‐term positive operating leverage Consistent double‐digit TBV growth 10% Core Deposits 5-year CAGR 13% TBV/Share 5-year CAGR Note: 5-year CAGRs represent 9/30/21 – 9/30/26

Track Record of Superior Growth History of double-digit annual growth reflects long-term success in achieving: Steady and consistent balance sheet expansion Diversified revenue streams Efficient investment and expense management Favorable asset quality History of double-digit Long-term EPS growth, Outperforming peers Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion. CAGRs represent compound annual growth in EPS for the first nine months of each comparison year to EPS for the first nine months of 2026.

Profitability Exceeds Peers EARNINGS GROWTH AND EFFICIENT CAPITAL MANAGEMENT DRIVE STRONG PROFITABILITY Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. Return on average tangible common equity is a non-GAAP measurement. Refer to the section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release for additional detail. 5-Year average represents 2020-2025. Peer data not yet available for September 2026 YTD. 5-Year Average2 FBIZ = 15.7% Peer = 12.9%

Shareholder Value Creation A HISTORY OF STEADY, CONSISTENT TBV AND DIVIDEND GROWTH THROUGH ECONOMIC AND INTEREST RATE CYCLES

Total Shareholder Return Above Peer Group Median Despite outperformance, Price/LTM EPS remains below peers Note: Peer Group defined as publicly traded banks with total assets between $1.75 billion and $7.0 billion. 1‐Year TSR is through 9/30/2026. Data as of 6/30/2026.

FBIZ initiated trading on October 7, 2005. Source: S&P Capital IQ Total Shareholder Return Since IPO outperformed PRIMARY BANKING INDICES SINCE 2005 IPO 775% 212% 199% 147% 84%

Drivers of Growth & Profitability

Relationship Banking Key to Success Deposit‐centric sales strategy led by treasury management sales teams located in all bank markets with direct production and outside calling goals Bankers trained and incentivized to fund their loan production with deposit growth goals Niche lending businesses provide support across various economic cycles Goal is 10% annual deposit and loan growth core deposit growth supports loan growth +14% LQA +15% YOY +10% LQA +10% YOY

Diversified Lending Growth Continuing To Grow Higher-Yielding C&I PORTFOLIO 2021-2026 5-Year Loan CAGR C&I = 11% CRE & Other = 10%

Disciplined Interest Rate Risk Management

MATCH-FUNDING STRATEGY BETTER POSITIONS BALANCE SHEET FOR RATE CHANGES

METHODICAL APPROACH

Loan Maturity	Loan Amount	Funding Approach
> 5 years	> $5MM	Individually match-funded
< 5 years	< $5MM	Portfolio match-funding in various terms against the fixed-rate loan portfolio

~$10-$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match-funding strategy

FLOATING RATE PORTFOLIO

- Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank's SOFR-indexed and managed rate non-maturity deposit portfolio.
- **63% of portfolio** as of 9/30/26:

Loans	Deposits
SOFR: $1.795 B	SOFR: $863 MM
Prime: $487 MM	Managed rate, non-maturity: $1.413 B
TOTAL = $2.282 B	TOTAL = $2.276 B

FIXED RATE PORTFOLIO

- Wholesale funding used to match maturities and cash flows on long-term fixed rate loans.
- **37% of portfolio** as of 9/30/26.

This locks in interest rate spread and maintains greater stability in net interest margin.

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Match-Funded Balance Sheet Unique Among Peers 14.8pp variance 27.5pp Peer Median variance Beta = percentage of the change in market rates passed through to loan yields or deposit costs. Note: Peer group defined as publicly‐traded banks with total assets between $1.75 billion and $7 billion. FBIZ typically has a smaller variance between its loan and deposit betas than peers due to its match-funding strategy Our loans reprice with the market, and our SOFR-indexed deposits follow The spread is protected on both sides of the balance sheet, promoting a relatively stable net interest margin

Peer Group defined as publicly‐traded banks with total assets between $1.75 billion and $7.0 billion. Margin Strength Through Rate Cycles MATCH-FUNDING STRATEGY BETTER POSITIONS BALANCE SHEET FOR RATE CHANGES

Operating Revenue Highlights Continued strong revenue supported by: Robust loan and deposit growth Strong and stable net interest margin Diverse sources of non‐interest income: Service fees from private wealth management comprised 48% of Q3 26 TTM non‐interest income and have grown 35% over the past 3 years Service charges on deposits have grown 17% over the past 3 years Continue to optimize our limited partnership investment strategy to provide meaningful growth in other fee income Strategic investments drive growth while maintaining positive long‐term operating leverage 1. Operating Revenue is a non-GAAP measurement. Refer to the section entitled Non-GAAP reconciliations in the Company’s Q3 2026 earnings release. Balanced and Steady Growth DIVERSIFIED REVENUE SOURCES Operating Revenue1 +10% TTM Q3’26 vs TTM Q3’25

Strong Business Banking Revenue Profile Fee income comprised 19% of operating revenue for 2025, outperforming peers  As a business-only bank, we’ve achieved this outperformance without the revenue stream of a residential mortgage or consumer business Growing contribution from Private Wealth is an annuity-like driver Robust fee income generation contributes to our strong ratio of Revenue per FTE, which has been 30 to 40% above our peers over the past five years Outperformance driven by high-quality, high-producing talent and successful investments for growth and efficiency EFFICIENT REVENUE GROWTH AND DIVERSIFICATION DIFFERENTIATES FROM PEERS Note: Peer group defined as publicly traded banks with total assets between $1.75 billion and $7 billion. 1. “FTE” = Full time equivalent employees.

Consistent, Positive Operating Leverage HISTORY OF GROWING REVENUES FASTER THAN EXPENSES GOAL: Achieve 10% revenue growth on an annual basis, with positive operating leverage1 Strategic initiatives directed toward revenue growth and operating efficiency have generated positive operating leverage on an annual basis Operating revenue 5‐year CAGR of 10.1% outpaces operating expense 5‐year CAGR of 8.6% Initiatives include: Expanding higher‐yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing commercial banking market share outside of Madison Scaling private wealth management business in our less mature commercial banking markets Optimizing limited partnership investment strategy Robotic process automation implementation Leveraging AI to increase productivity and scale 5-Year Average2 FBIZ = 2.76% Peer = 0.02% Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. Operating revenue and operating expense are non-GAAP measurements. See section titled non-GAAP Reconciliations in the Company’s most recent earnings release, included as an exhibit to the Current Report on Form 8-K furnished to the SEC on October 29, 2026. FBIZ and peer average data is average of 2020-2025.

FBIZ’s average loss rate since 2005 is approximately one-third of industry rate *Industry reflects all FDIC-insured depositories Source: FDIC.gov Superior Credit Experience Across Cycles Favorable loss experience reflects: Deep client relationships, strong underwriting, and niche lending expertise Loan growth that is C&I- focused and diversified, including niche lending businesses that provide support across various economic cycles Historical loss experience is favorable to industry

Robust Capital Base Strong Capital Ratios +12% 5YR CAGR STRONG EARNINGS GENERATE CAPITAL FOR GROWTH 1. “Tangible Book Value Per Share" is a non‐GAAP measurement. Refer to section entitled Non-GAAP Reconciliations in the Company’s Q3 2026 earnings release. +13% YOY

Appendix SUPPLEMENTAL DATA & NON-GAAP RECONCILIATIONS

Diversified Lending Products STRENGTH ACROSS OUR PRODUCTS AND GEOGRAPHIES DRIVES DOUBLE-DIGIT LOAN GROWTH Note: Period end balances as of 9/30/2026 presented.

Product Profile We originate loans secured by commercial real estate, including owner-occupied properties, non-owner-occupied facilities, multifamily developments, 1-4 family residential developments, and construction loans for these types of buildings. As of 9/30/26, our commercial real estate portfolio (“CRE”) represented approximately 60.9% of our total gross loans and leases receivable. Additionally, CRE owner-occupied loans represented 15.5% of total CRE loans. Note: Loan balances represent quarterly average data. Commercial Real Estate Lending Superior talent with business expertise building relationships in Midwest geographic footprint

Product Profile Target small and medium companies in a variety of industries Financings typically range from $250,000 to $20 million Note: Loan balances represent quarterly average data. C&I Lending Diversified commercial product offerings target companies nationwide Increase reflects elevated prepayment fees

Product Profile Target small to medium-sized companies in our Wisconsin, Kansas, and Missouri markets Comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, fraud protection, information reporting, reconciliation, and data integration solutions Note: Funding mix represents quarterly average balance data. Transaction Accounts include interest-bearing DDA, non-interest-bearing DDA and NOW accounts. Bank Wholesale Funding includes brokered deposits, deposits gathered through internet listing services and FHLB advances. Non-Transaction Accounts includes core CDs and money market accounts. "Cost of Funds" is a non-GAAP measure. See non-GAAP reconciliation schedules in the appendix. Treasury Management Superior talent with business expertise building relationships in Midwest geographic footprint

Product Profile Investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation Holds full fiduciary powers and offers trust, estate, financial planning, and investment services, acting in a trustee or agent capacity as well as Employee Benefit/Retirement Plan services Also includes brokerage and custody-only services, for which we administer and safeguard assets but do not provide investment advice Note: Total Assets Under Management & Administration represent period-end balances. Private Wealth Management Wealth management services for businesses, executives, and high net worth individuals

Exit from Out-of-Footprint SBA 7(a) Lending Completed in May 2026

REDIRECTING RESOURCES TO MORE PROFITABLE GROWTH OPPORTUNITIES

WHY?

- Economic returns did not meet internal targets; investments in SBA talent and capacity did not consistently produce adequate volume and profitability
- Refocuses resources on higher-return business areas in support of our 10%+ annual growth objective

WHAT'S NEXT?

- In-footprint SBA 7(a) and 504 lending will continue as needed to support clients
- SBA 7(a) loans at 6/30/2026 and any future production will be retained on balance sheet and serviced through the life of the loans

FINANCIAL IMPACT?

- Excluding $405,000 in Q2'26 severance costs, immaterial impact expected to 2026 results
  - Approximately $650,000 reduction in quarterly salaries & benefits
  - No further gains on sale of SBA loans will be recognized
    - SBA GOS averaged $500,000 per quarter over the previous 5 quarters
- Estimated $0.03 quarterly EPS benefit in 2027 due to cost savings and retention of loans in process and all future production
  - Expense – salaries & benefits lower by approximately $650,000 per quarter
  - Revenue – approximately $160,000 incremental quarterly net interest income and servicing income helps offset elimination of gain on sale revenue
- Efficiency ratio estimated to be approximately 30-50bps lower on an annual basis

Expected 2027 Quarterly EPS Benefit		
($ in thousands, except EPS)		
Incremental net interest income benefit	$	140
Incremental servicing income benefit		20
Loss of gains on sale, @ $500k recent 5qtr avg.		(500)
Revenue		(340)
Salaries and benefits		(650)
Pre-tax income		310
Income taxes @ 21%		65
Approx. Qtly Net Income Benefit	$	**245**
Approx. Qtly EPS Benefit	$	**0.03**

Assumptions:	
~$15M in 7(a) loans currently in process to be held on balance sheet by 2027:	
Previous 75% sell / 25% hold split is now 100% hold	
Incremental volume from holding extra 75%	$ 11,250
Historical spread	4.90%
Servicing income	1%

Note: Expected benefits and assumptions are as of 6/30/2026.

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Robust Liquidity with Stable Deposit Base Stable Core Deposit Base Substantial Liquidity Source 9/30/2026 9/30/2025 Short-term investments $59,417 $8,074 Collateral value of unencumbered pledged loans 1,225,386 906,042 Market value of unencumbered securities 369,369 376,783 Readily accessible liquidity $1,654,172 $1,290,899 Fed fund lines 45,000 45,000 Excess brokered CD capacity (1) 846,907 732,951 Total liquidity $2,546,079 $2,068,850 Uninsured Deposits Collateralized Public Funds FDIC Insured 69% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans. Dollars in thousands Category 9/30/2026 9/30/2025 Uninsured deposits $1,381,507 $1,100,868 Collateralized public funds 22,492 72,561 FDIC insured deposits 2,345,774 2,159,642 Total deposits $3,749,773 $3,333,071 Percent FDIC insured 64% 69%

Capital Strength 9/30/25 12/31/25 03/31/26 06/30/26 09/30/26 Total Regulatory Capital $452,731 $463,447 $473,237 $486,735 $499,178 Total Risk-Weighted Assets $3,717,741 $3,786,460 $3,895,564 $3,984,908 $4,076,430 Leverage Ratio 8.87% 8.86% 8.93% 9.11% 9.22% Common Equity Tier 1 Capital Ratio 9.34% 9.48% 9.43% 9.54% 9.65% Tier 1 Ratio 9.67% 9.79% 9.74% 9.84% 9.95% Total Capital Ratio 12.18% 12.24% 12.15% 12.21% 12.25% Total Shareholders' Equity $358,319 $371,585 $380,080 $395,307 $404,604 Tangible Common Shareholders' Equity $334,286 $347,608 $356,077 $371,382 $380,779 Total Shares Outstanding 8,324,387 8,325,376 8,343,519 8,368,320 8,357,781 Book Value Per Share $41.6 $43.2 $44.1 $45.8 $47.0 Tangible Book Value Per Share $40.2 $41.8 $42.7 $44.4 $45.6 Cash Dividends Per Share $0.29 $0.29 $0.34 $0.34 $0.34 Regulatory capital ratios remain solid including a Total Capital Ratio of 12.25% and a Common Equity Tier 1 Capital Ratio of 9.65%. Tangible book value per share increased 13% from the prior-year quarter. Quarterly cash dividend of $0.34 per share, representing a 17% increase over 2025. Dollars in thousands, except per share data.

Non-GAAP Reconciliation

Net Operating Income

"Net Operating Income" is a non-GAAP financial measure. We believe net operating income allows investors to better assess the Company's operating expenses in relation to its top line revenue by removing the volatility that is associated with certain one-time and other discrete items. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

	For the Year Ended					
(Dollars in Thousands)	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025	TTM Q3 2026
Net income	$35,755	$40,858	$37,027	$44,245	$50,319	$57,685
Less income tax expense	(11,275)	(11,386)	(10,112)	(6,905)	(10,134)	(9,187)
Less provision for credit losses	5,803	3,868	(8,182)	(8,827)	(8,655)	(8,823)
Income before taxes and provision for credit losses (non-GAAP)	41,227	48,376	55,321	59,977	69,108	75,695
Less non-operating income						
Net gain on sale of state tax credits	-	-	-	-	-	-
Bank owned life insurance claim	-	809	-	-	234	-
Net (loss) gain on sale of securities	29	-	(45)	(8)	-	-
Total non-operating income (non-GAAP)	29	809	(45)	(8)	234	-
Less non-operating expense						
Net loss on repossessed assets	15	49	12	168	27	-
Amortization of other intangible assets	25	-	-	-	-	-
Contribution to First Business Charitable Foundation	-	809	-	-	234	-
SBA recourse (benefit) provision	(76)	(188)	775	(104)	(64)	(502)
Tax credit investment impairment (recovery)	-	351	-	400	339	1,074
Loss on early extinguishment of debt	-	-	-	-	-	-
Total non-operating expense (non-GAAP)	(36)	319	787	464	536	572
Add net tax credit benefit (non-GAAP)	-	338	1,206	1,630	1,648	2,415
Net operating income	$41,162	$48,224	$57,359	$62,079	$71,058	$78,682

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‘‘Cost of Funds’’ is defined as total interest expense on deposits and FHLB advances, divided by the sum of total average deposits and average FHLB advances. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our bank funding costs. The information provided below reconciles the cost of funds to its most comparable GAAP measure.                                                                                                                                                                                                                                             For the Three Months Ended (Dollars in Thousands) September 30, 2025 December 31, 2025 March 31, 2026 June 30, 2026 September 30, 2026    Interest expense on total interest-bearing deposits $26,338 $25,596 $23,928 $23,105 $24,168    Interest expense on FHLB advances 1,639 1,510 1,567 2,891 2,394    Total interest expense on deposits and FHLB advances $27,977 $27,106 $25,495 $25,996 $26,562 Average interest-bearing deposits $2,935,362 $3,054,066 $3,102,000 $3,036,416 $3,120,181 Average non-interest-bearing deposits 416,359 437,271 428,739 414,376 456,812 Average FHLB advances 207,762 189,900 200,132 327,915 269,888    Total average deposits and total average FHLB advances $3,559,483 $3,681,237 $3,730,871 $3,778,707 $3,846,881 Cost of funds 3.14% 2.95% 2.73% 2.75% 2.76% Non-GAAP Reconciliation Cost Of Funds